Exhibit 99.1

NEWS RELEASE

Ducommun Incorporated Announces Amendment to Credit Facility

Lowering Cost of Capital and Significantly Upsizing the Revolver

Costa Mesa, Calif., December 1, 2025 (GLOBE NEWSWIRE) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today announced that effective November 24, 2025, it entered into an amended credit facility consisting of a $450 million revolving line of credit and a $200 million term loan to replace its existing facility. The new facility will mature in November 2030.

Proceeds from the new financing will be used to fully repay the existing facility comprised of $95 million drawn down on a $200 million revolving credit line and a $225 million term loan, pay related transaction fees and expenses, fund working capital and other general corporate purposes.

Highlights:

•	Enhanced liquidity by upsizing revolving credit line from $200 million to $450 million with more than $300 million in availability under the revolving credit line at close

•	Improved cost of capital by lowering spreads resulting in immediate cost savings in 2026 and beyond

•	Extended maturity profile by over three years

•	Improved financial and negative covenant provisions providing the Company with greater operating flexibility

“We chose to take full advantage of favorable market conditions and refinance our credit facility to lower Ducommun’s cost of capital along with improving liquidity by upsizing our revolving line of credit,” said Stephen G. Oswald, chairman, president and chief executive officer. “The new credit facility provides us with significant additional firepower to execute on acquisition opportunities and grow the business in line with our VISION 2027 strategy. We are making great progress towards our VISION 2027 goals including growing our engineered products and aftermarket portfolio and this new capital structure will significantly help in that strategic area.”

Detailed information regarding the new credit facility is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.

About Ducommun Incorporated

Ducommun Incorporated delivers value-added, innovative manufacturing solutions and products to customers in the aerospace, defense and industrial markets. Founded in 1849, the company specializes in two core areas – Electronic Systems and Structural Solutions – to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws relating to Ducommun Incorporated as discussed above, including statements relating to Ducommun’s expectations about progress towards its VISION 2027 goals, growing its Engineered Products portfolio and business in line with its strategy, executing on potential acquisition opportunities, and similar expressions that concern Ducommun’s intentions or beliefs about future occurrences, expectations, or results. Forward looking statements are subject to risks, uncertainties and other factors that may change over time and may cause actual results to differ materially from those that are expected. It is very difficult to predict the effect of known factors, and Ducommun cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed under “Risk Factors” in Ducommun’s reports filed with the SEC, including the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K. The forward looking statements included in this press release are made only as of the date of this press release, and Ducommun does not undertake any obligation to (and expressly disclaims any such obligation to) update the forward looking statements to reflect subsequent events or circumstances.

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CONTACTS:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665

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